Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of: (1) our report dated May 3, 2002 relating to the financial statements which appears in Legg Mason, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002; and (2) our report dated May 3, 2002 relating to the financial statement schedule which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.




     /s/ PricewaterhouseCoopers LLP
     Baltimore, Maryland
     June 27, 2002